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                                                                    EXHIBIT 99.1
                                                                  Execution Copy

                          TH LEE PUTNAM VENTURES, L.P.
                      TH LEE PUTNAM PARALLEL VENTURES, L.P.

                                                                    July 1, 2004

Fleet Capital Corporation, as Agent
One South Wacker Drive
Suite 3400
Chicago, Illinois 60606

        Re:     Velocity Express, Inc.

Ladies and Gentlemen:

        1. Reference is hereby made to that certain Amended and Restated Loan and Security Agreement dated as of November 26, 2003 (as amended from time to time (including without limitation, by that certain Fourth Amendment to Amended and Restated Loan and Security Agreement of even date herewith (the "Fourth Amendment") by and among Borrowers, Lenders and Agent, the "Loan Agreement"), made by and among the borrower signatories thereto (individually a "Borrower" and collectively, "Borrowers"), the lenders who are signatories thereto ("Lenders") and Fleet Capital Corporation ("FCC") as Agent for such Lenders (FCC, in such capacity, "Agent"). Capitalized terms used herein without definition shall have the meanings contained in the Loan Agreement. This letter agreement is the Capital Contribution Agreement referred to in the Fourth Amendment.

        2. To induce Agent and Lenders to enter into the Fourth Amendment and to continue to make the credit accommodations to Borrowers contemplated by the Loan Agreement, TH Lee Putnam Ventures, L.P. and TH Lee Putnam Parallel Ventures, L.P. (collectively ("THLPV") hereby agree that, subject to the remaining provisions of this letter, if on any date between the date hereof and the Notification Event, Availability equals or is less than $0, THLPV shall make (or cause a third party designee to make) (a) cash contributions to the equity of Parent and to cause Parent, in turn to make a like cash contribution to the equity of Borrowers or (b) a guarantee of an Additional Third Party Letter of Credit (as defined in the Fourth Amendment) and cause Borrowers to draw down on such Additional Third Party Letter of Credit and use the proceeds thereof to repay a portion of the Revolving Credit Loans described in the following sentence. The amount of such capital contribution and/or face amount of such Additional Third Party Letter of Credit shall be equal to the lesser of (x) the amount necessary to increase Availability (after giving effect to any disbursements that Borrowers request to be funded) to $0 and (y) the remainder of $2,875,000 minus the aggregate amount of all previous capital contributions and guarantees of Additional Third Party Letters of Credit made from or after July 9, 2004 pursuant to Section 2 hereof (the "Maximum Amount").

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Fleet Capital Corporation, as Agent
July 1, 2004
Page 2

Any such cash contribution and/or guarantee of an Additional Third Party Letter of Credit due pursuant to this Section 2 or to Section 3 below to Parent's equity and subsequent cash contribution to Borrowers' equity or draw down by Borrowers on such Additional Third Party Letter of Credit to repay a portion of the Revolving Credit Loans, as applicable, shall be made on the same Business Day of receipt by THLPV of a written demand therefor delivered by Agent, if such demand is received on or prior to 2:00 p.m. (Chicago time) or on the next Business Day, if such demand is received after 2:00 p.m. (Chicago time). THLPV, at its option, may elect to invest or guarantee (or cause third parties to guarantee) Additional Third Party Letters of Credit more than the Maximum Amount required pursuant to this Section 2. THLPV may terminate its obligations under this Section 2 at any time by providing written notice to Agent.

        3.      The foregoing notwithstanding, THLPV's obligations pursuant to
Section 2 above shall terminate on the Notification Event and thereafter THLPV acknowledges and agrees that, as of the Notification Event, THLPV shall make a deposit in the amount of $1,950,000 with Parent (which in turn shall make like capital contributions to Borrowers) in amounts necessary (i) to fund, for a thirty day period commencing on the Notification Event, all of Borrowers' operations on a going concern basis in a manner consistent with Borrowers' historical performance, in all material respects, and (ii) to fund all amounts to pay the fees and expenses of the consultant retained by Agent's counsel pursuant to the Loan Agreement incurred within said thirty day period (up to a $75,000 cap which amount includes the $45,000 to be paid by Borrowers under the Fourth Amendment after the Fourth Amendment Effective Date if so paid by Borrowers) and to pay interest and fees due with respect to the Obligations within said thirty day period, in each case to the extent Borrowers do not have sufficient Availability to fund such amounts with additional Revolving Credit Loans and subject to the fourth sentence of this Section 3; provided that the aggregate capital contribution required to be deposited by THLPV with Parent shall not exceed $1,950,000 (the "CAP"). Without limiting the generality of clause (i) above, the deposit shall be used by Parent to provide Borrowers with sufficient funds to insure that Borrowers continue to provide, in all material respects, the same level of service to customers as is consistent with Borrowers' historical practice, to maintain Borrowers' collection efforts at a level greater than or equal to historical practice, to maintain sufficient employees to complete and service Borrowers' existing routes and to meet, in all material respects, the requirements of Borrowers' vendor and customer contracts. Such amounts shall be calculated on the basis of cash flow projections prepared by Borrowers, subject in all cases to the CAP. The foregoing notwithstanding, Agent and Lenders agree that during said thirty day period Borrowers may reduce their operating expenses by effecting the expense savings listed on Schedule 1 hereto and incorporated herein. THLPV shall fund amounts due hereunder by depositing an amount equal to the CAP in a cash collateral account established by Parent at Bank which cash collateral account shall be pledged to Agent for its benefit and the benefit of Lenders. Agent shall cause amounts in said cash collateral account to be invested in Borrowers, on a daily basis, as needed to fund THLPV's obligations pursuant to this Section 3. At the end of the thirty day period

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Fleet Capital Corporation, as Agent
July 1, 2004
Page 3

commencing on the Notification Event and the fulfillment of THLPV's Obligations pursuant to this Section 3, any remaining amounts contained in the cash collateral account shall be returned to THLPV.

        4. In the event of a dispute between the parties concerning the enforcement of Sections 2 or 3 hereof, the party who is determined to be the prevailing party by a court of competent jurisdiction in a final, nonappealable judgment or order shall be reimbursed by the other party for all reasonable costs and expenses of every kind incurred by the prevailing party in connection with the determination of such dispute ("Enforcement Costs"). Enforcement Costs shall include, without limitation, reasonable attorneys' fees incurred by the prevailing party in retaining counsel in connection with any claim, suit, appeal, insolvency or other proceeding, whether under the United States Bankruptcy Code or otherwise relating to the determination of such dispute and, if the Agent is the prevailing party, interest accruing on the amount of the required cash equity contribution from the due date thereof until paid in full at the annual Default Rate for the Base Rate Advances.

        5.      THLPV represents and warrants to Agent and Lender that:

                (a) Each of TH Lee Putnam Ventures, L.P. and TH Lee Putnam Parallel Ventures, L.P. is a limited partnership duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has full limited partnership power, authority and legal right to own its property and assets and to transact the business in which it is engaged; and

                (b) Each of TH Lee Putnam Ventures, L.P. and TH Lee Putnam Parallel Ventures, L.P. has full limited partnership power, authority and legal right to execute and deliver, and to perform its obligations under, this letter, and has taken all necessary action to authorize its obligations hereunder on the terms and conditions of this letter and to authorize the execution, delivery and performance of this letter.

        6. This letter has been duly executed and delivered by each of TH Lee Putnam Ventures, L.P. and TH Lee Putnam Parallel Ventures, L.P. as of the date hereof and constitutes a legal, valid and binding obligation of each of TH Lee Putnam Ventures, L.P. and TH Lee Putnam Parallel Ventures, L.P. enforceable against each of TH Lee Putnam Ventures, L.P. and TH Lee Putnam Parallel Ventures, L.P. in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which any action may be brought.

        7. The parties hereto expressly and affirmatively acknowledge and agree that this letter is for the sole benefit of Agent and Lenders and that nothing herein shall confer

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Fleet Capital Corporation, as Agent
July 1, 2004
Page 4

upon any Person (including Borrowers), other than the parties hereto and their respective successors and permitted assigns, any rights or remedies.

        8. This letter is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This letter is intended to be the final, complete and exclusive expression between THLPV and Agent relating to the subject mater hereof. No modification or amendment of any provision of this letter shall be effective unless in writing and signed by a duly authorized officer of Agent and THLPV.

        9. No course of dealing between or among Borrowers or THLPV and Agent and no act, delay or omission by Agent in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. If any provision of this letter is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

        10. All notices, approvals, requests, demands and other communications hereunder shall be in writing and delivered by hand or by nationally recognized overnight courier, or sent by first class mail or sent by telecopy (with such telecopy to be confirmed promptly in writing sent by first class mail), sent to the address or telecopy number specified below each party's signature hereto and shall be deemed to have been given or made as specified in
Section 12.8 of the Loan Agreement.

        11. THLPV's obligations under Sections 2 and 3 of this Capital Contribution Agreement shall terminate on the later of (i) January 1, 2005 or
(ii) the date on which (a) Borrower's EBITDA for each of two consecutive months equals or exceeds Borrower's fixed charges (interest expense and scheduled principal payments due with respect to Money Borrowed) for the applicable month and (b) Availability for each day of the immediately preceding thirty days is greater than or equal to $1,000,000 including as a result of the contributions and/or guarantees made pursuant to Section 2 of this Capital Contribution Agreement.

        This letter may be executed in multiple counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same letter and shall become effective when one or more of such counterparts have been signed by each of the parties and delivered to the other parties.

                            (Signature Page Follows)

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                   (Signature Page to Capital Call Agreement)

                                        Very truly yours,


                                        TH LEE PUTNAM VENTURES, L.P.


                                        By:
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                                        Name:
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                                        Title:
                                              ----------------------------------


                                        Address:

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                                        Attention:
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                                        Facsimile No.:
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                                        TH LEE PUTNAM PARALLEL VENTURES, L.P.


                                        By:
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                                        Name:
                                              ----------------------------------
                                        Title:
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                                        Address:

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                                        Attention:
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                                        Facsimile No.:
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Fleet Capital Corporation, as Agent
July 1, 2004
Page 5

Accepted and Agreed to
this 1st day of July, 2004

Fleet Capital Corporation, as Agent


By:
   -------------------------------------
Name:
      ----------------------------------
Title:
      ----------------------------------


Address:

One South Wacker Drive, Suite 3400
Chicago, Illinois  60606
Attention:  Loan Administration Manager
Facsimile No.:  312.332.6537